Exhibit 99.1

Biodel Announces Pricing of Public Offering of Common Stock

DANBURY, CT – April 15, 2015 – Biodel Inc. (NASDAQ: BIOD) today announced that it has priced a public offering of 32,608,696 shares of its common stock at a price of $0.92 per share. The offering is expected to close on April 20, 2015, subject to customary closing conditions. In addition, Biodel has granted the underwriters a 30-day option to purchase up to 4,891,304 additional shares of common stock to cover over-allotments, if any.

William Blair and Ladenburg Thalmann are acting as joint book-running managers for the offering. Roth Capital Partners is acting as co-manager.

The gross proceeds to Biodel from this offering are expected to be approximately $30,000,000 before deducting underwriting discounts and commissions and other offering expenses payable by Biodel. All of the shares in the offering are being sold by Biodel. Biodel intends to use the net proceeds from the offering for operating costs, capital expenditures and for general corporate purposes, including working capital.

The shares will be issued pursuant to a registration statement on Form S-1, as amended, previously filed with and declared effective by the Securities and Exchange Commission. Biodel also will file with the Securities and Exchange Commission a final prospectus with respect to the offering, which will be available on the SEC's website at www.sec.gov. When available, copies of the final prospectus may also be obtained from the offices of William Blair, by contacting William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606, Attention: Equity Capital Markets, telephone 312-236-1600.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Biodel, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent Biodel's management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding Biodel's strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Biodel's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the progress, timing or success of Biodel's research and development and clinical programs for Biodel's product candidates; Biodel's ability to conduct the development work necessary to finalize the formulation and design of Biodel's auto-reconstitution glucagon rescue product candidate, as well as the preclinical studies, clinical trials and manufacturing activities necessary to support the filing of a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for that product candidate; Biodel's ability to engage a strategic partner in the further development of Biodel's prandial ultra-rapid-acting insulin formulations, including BIOD-531, which uses regular human insulin, or RHI, as the active pharmaceutical ingredient, and Biodel's insulin analog-based formulations; the success of Biodel's formulation development work to improve the stability of Biodel's newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations; the results of Biodel's real-time stability programs for Biodel's RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and Biodel's ability to accurately project long term stability on the basis of accelerated testing; Biodel's ability to accurately anticipate technical challenges that the company may face in the development of Biodel's ultra-rapid-acting RHI- and insulin analog-based product candidates or Biodel's glucagon rescue product candidates; Biodel's ability to secure approval by the FDA for Biodel's product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act; Biodel's ability to enter into collaboration arrangements for the commercialization of Biodel's product candidates and the success or failure of any such collaborations into which the company enters, or Biodel's ability to commercialize its product candidates on its own; Biodel's ability to enforce Biodel's patents for Biodel's product candidates and Biodel's ability to secure additional patents for Biodel's product candidates; and other factors identified in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2014. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Contact:

John Graziano (The Trout Group), +1-646-378-2942